Exhibit 99.1

Inogen Announces Fourth Quarter and Full Year 2022 Financial Results

Fourth Quarter Year-over-Year Revenue Growth of 15.3%

Full Year 2022 Year-over-Year Revenue Growth of 5.4%

GOLETA, Calif., February 23, 2023 -- Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the fourth quarter and the full year ended December 31, 2022.

Fourth Quarter 2022 Highlights

All comparisons are to the prior year period unless otherwise noted.

•
Reported total revenue increased 15.3% to $88.1 million, on a constant currency basis total revenue for the quarter increased 17.7%.
•
GAAP net loss of $56.6 million, adjusted net loss of $13.0 million, and adjusted EBITDA was a loss of $10.6 million. GAAP net loss included a one-time loss on disposal of intangible asset of $52.2 million and an offsetting reduction to the fair value of contingent liability of $13.7 million.
•
Cash and cash equivalents were $187.0 million as of December 31, 2022.

Full Year 2022 Highlights

All comparisons are to the prior year period unless otherwise noted.

•
Reported total revenue increased 5.4% to $377.2 million, on a constant currency basis total revenue for the year increased 6.9%.
•
Continued progress on our rental strategy led to a 22.5% increase in rental revenue, primarily due to higher rental patients on service, higher percentage of billable patients and higher reimbursement rates.
•
GAAP net loss of $83.8 million, adjusted net loss of $26.2 million and adjusted EBITDA was a loss of $13.5 million. GAAP net loss included a one-time loss on disposal of intangible asset of $52.2 million and an offsetting reduction to fair value of contingent liability of $15.4 million.
•
Achieved regulatory milestones and announced new products to be launched in 2023.

“Despite the headwinds we faced in 2022, I am pleased with how our team successfully managed these challenges, while growing revenue and executing on our transformation,” said Nabil Shabshab, President and Chief Executive Officer. “We remain focused on our innovation pipeline to provide a foundation for growth along with judicious management of operating expenses to drive medium to long-term growth.”

Fourth Quarter 2022 Financial Results

Fourth quarter total revenue increased 15.3% to $88.1 million from $76.4 million in the fourth quarter of 2021, primarily due to growth in domestic business-to-business sales and rental revenue, partially offset by lower direct-to-consumer sales.

Total gross margin was 33.5% in the fourth quarter of 2022 versus 50.5% in the comparative period in 2021. The decline was driven primarily by sales channel mix, increased material costs including premiums paid for components and higher warranty costs, partially offset by higher manufacturing productivity from increased production volumes.

Total operating expense for the quarter was $88.0 million compared to $45.3 million in the fourth quarter of 2021, representing an increase of 94.3%. The current period expenses include a one-time loss on disposal of intangible asset of $52.2 million. Excluding this loss, operating expense decreased 20.9%, primarily due to the change in fair value of the New Aera earnout liability.

GAAP net loss for the fourth quarter of 2022 was $56.6 million compared to GAAP net loss of $22.9 million in the fourth quarter of 2021. Adjusted net loss was $13.0 million compared to adjusted net loss of $20.1 million in the fourth quarter of 2021.

Adjusted EBITDA was a negative $10.6 million in the fourth quarter of 2022 compared to a negative $0.5 million in the fourth quarter of 2021.

Cash and cash equivalents were $187.0 million as of December 31, 2022, and no debt outstanding.

Full Year 2022 Financial Results

Total revenue of $377.2 million, up 5.4% versus 2021, primarily due to higher international business-to-business sales and rental revenue, partially offset by lower domestic business-to-business and direct-to-consumer sales.

Total gross margin was 40.7% for the full year 2022 versus 49.3% in 2021. The decline was primarily driven by increased material costs related to premiums paid for semiconductor chips and sales channel mix. Additional impacts included higher cost of other materials and warranty costs as well as lower manufacturing productivity. This was partially offset by the impact of higher selling prices across all channels.

Total operating expense for the full year was $238.8 million compared to $167.2 million for the full year 2021, representing an increase of 42.8%. Excluding the loss on disposal of intangible asset, operating expense increased 11.6%. The increased spend was primarily due to ongoing strategic investments required to position the Company for long-term sustainable growth. These expenses included increases in personnel-related expenses, our prescriber initiative, product development, and consulting expenses.

GAAP net loss for full year 2022 was $83.8 million compared to GAAP net loss of $6.3 million for full year 2021. Adjusted net loss was $26.2 million compared to adjusted net income of $1.8 million for full year 2021.

Adjusted EBITDA was a negative $13.5 million for the full year 2022 compared to a positive $29.5 million for the full year 2021.

A reconciliation of adjusted EBITDA and adjusted net income (loss) for the three and twelve months ended December 31, 2022 and 2021 are provided in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Quarterly Conference Call Information

Inogen will issue fourth quarter and full year 2022 financial results after the market closes on Thursday, February 23, 2023. On the same day, the Company will host a conference call beginning at 2:00 pm PT / 5:00 pm ET.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers (877) 841-3961

Non-US callers (201) 689-8589

Please reference Inogen to join the call. To listen to a live webcast, please visit the Investor Relations section of Inogen's website at: http://investor.inogen.com/. This webcast will also be archived on the website for 6 months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through March 2, 2023. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13735129.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its oxygen therapy products widely available allowing patients the chance to remain ambulatory while managing the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, Inogen’s expectations for future growth and profitability; expectations related to our sales force and productivity; and our expectations related to management of operating expenses. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; risks related to the Company’s supply chain, or cost inflation for such components; the risks our innovation pipeline will not produce meaningful results; the impact of changes in reimbursement rates and reimbursement and regulatory policies; and the possible loss of key employees, customers, or suppliers; the risk that expenses and costs will exceed Inogen’s expectations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the period ended September 30, 2022, and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Inogen’s Annual Report on Form 10-K for the year ended December 31, 2022, to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and twelve months ended December 31, 2022, and December 31, 2021. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release. For future periods, Inogen is unable to provide a reconciliation of non-GAAP measures without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provision for income taxes, and certain other infrequently occurring items, such as acquisition-related costs, that may be incurred in the future.

Contact

Agnes Lee

ir@inogen.net

Consolidated Statements of Comprehensive Loss
(unaudited)
(amounts in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue
Sales revenue	$73,184	$63,371	$320,549	$311,730
Rental revenue	14,907	13,032	56,692	46,273
Total revenue	88,091	76,403	377,241	358,003
Cost of revenue
Cost of sales revenue	51,753	32,187	197,805	161,824
Cost of rental revenue, including depreciation of $2,950 and $2,603, for the three months ended and $11,103 and $8,860 for the twelve months ended, respectively	6,867	5,628	25,903	19,696
Total cost of revenue	58,620	37,815	223,708	181,520
Gross profit	29,471	38,588	153,533	176,483
Operating expense
Research and development	5,934	4,684	21,943	16,576
Sales and marketing	28,606	29,706	120,767	112,815
General and administrative	1,259	10,871	43,905	37,852
Loss on disposal of intangible asset	52,161	—	52,161	—
Total operating expense	87,960	45,261	238,776	167,243
Income (loss) from operations	(58,489)	(6,673)	(85,243)	9,240
Other income (expense)
Interest income	1,715	22	2,837	129
Other income (expense)	305	(238)	(862)	(710)
Total other income (expense), net	2,020	(216)	1,975	(581)
Income (loss) before provision for income taxes	(56,469)	(6,889)	(83,268)	8,659
Provision for income taxes	141	15,988	504	14,992
Net loss	$(56,610)	$(22,877)	$(83,772)	$(6,333)
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	856	(215)	(597)	(800)
Change in net unrealized gains (losses) on foreign currency hedging	(1,461)	(282)	(3,130)	1,746
Less: reclassification adjustment for net (gains) losses included in net income	784	314	1,990	47
Total net change in unrealized gains (losses) on foreign currency hedging	(677)	32	(1,140)	1,793
Change in net unrealized gains (losses) on marketable securities	9	1	25	1
Total other comprehensive income (loss), net of tax	188	(182)	(1,712)	994
Comprehensive loss	$(56,422)	$(23,059)	$(85,484)	$(5,339)

Basic net loss per share attributable to common stockholders (1)	$(2.47)	$(1.01)	$(3.67)	$(0.28)
Diluted net loss per share attributable to common stockholders (1) (2)	$(2.47)	$(1.01)	$(3.67)	$(0.28)
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders:
Basic common shares	22,926,276	22,707,987	22,852,571	22,490,027
Diluted common shares	22,926,276	22,707,987	22,852,571	22,490,027

(1)
Reconciliations of net loss attributable to common stockholders basic and diluted can be found in Inogen’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.
(2)
Due to a net loss for the three and twelve months ended December 31, 2022, and December 31, 2021 diluted loss per share is the same as basic.

Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	December 31,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$187,014	$235,524
Marketable securities	—	9,989
Accounts receivable, net	62,725	24,452
Inventories, net	34,093	31,873
Income tax receivable	1,626	1,343
Prepaid expenses and other current assets	19,187	26,005
Total current assets	304,645	329,186
Property and equipment, net	43,269	38,926
Goodwill	32,852	32,979
Intangible assets, net	177	60,147
Operating lease right-of-use asset	21,653	24,912
Other assets	2,445	3,363
Total assets	$405,041	$489,513
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$33,974	$25,689
Accrued payroll	11,190	17,307
Warranty reserve - current	7,790	6,480
Operating lease liability - current	3,515	3,393
Deferred revenue - current	8,880	8,568
Income tax payable	—	75
Total current liabilities	65,349	61,512
Warranty reserve - noncurrent	12,123	7,246
Operating lease liability - noncurrent	19,764	23,281
Earnout liability - noncurrent	—	15,386
Deferred revenue - noncurrent	10,399	11,861
Total liabilities	107,635	119,286
Stockholders' equity
Common stock	23	23
Additional paid-in capital	312,126	299,463
Retained earnings (deficit)	(14,500)	69,272
Accumulated other comprehensive income (loss)	(243)	1,469
Total stockholders' equity	297,406	370,227
Total liabilities and stockholders' equity	$405,041	$489,513

Condensed Consolidated Cash Flow
(unaudited)
(amounts in thousands)

	Twelve months ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(83,772)	$(6,333)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	23,514	21,628
Loss on rental units and other fixed assets	3,095	1,521
Gain on sale of former rental assets	(154)	(65)
Provision for sales revenue returns and doubtful accounts	13,024	11,094
Provision for inventory losses	2,423	2,062
Stock-based compensation expense	12,283	10,943
Deferred income taxes	—	14,444
Change in fair value of earnout liability	(15,386)	(11,596)
Loss on disposal of intangible asset	52,161	—
Changes in operating assets and liabilities	(44,720)	(20,065)
Net cash provided by (used in) operating activities	(37,532)	23,633
Cash flows from investing activities
Purchases of marketable securities	—	(9,987)
Maturities of marketable securities	10,014	19,256
Investment in intangible assets	—	(132)
Investment in property and equipment	(3,337)	(5,482)
Production and purchase of rental equipment	(17,885)	(18,453)
Proceeds from sale of former assets	331	153
Net cash used in investing activities	(10,877)	(14,645)
Cash flows from financing activities
Proceeds from stock options exercised	44	13,699
Proceeds from employee stock purchases	1,691	1,948
Payment of employment taxes related to release of restricted stock	(1,355)	(647)
Net cash provided by financing activities	380	15,000
Effect of exchange rates on cash	(481)	(426)
Net increase (decrease) in cash and cash equivalents	$(48,510)	$23,562

Supplemental Financial Information
(unaudited)
(in thousands, except units and patients)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue by region and category
Business-to-business domestic sales	$27,190	$10,277	$86,049	$91,371
Business-to-business international sales	20,703	20,083	101,163	79,460
Direct-to-consumer domestic sales	25,291	33,011	133,337	140,899
Direct-to-consumer domestic rentals	14,907	13,032	56,692	46,273
Total revenue	$88,091	$76,403	$377,241	$358,003
Additional financial measures
Units sold	43,500	29,400	170,500	175,800
Net rental patients as of period-end	45,600	42,900	45,600	42,900

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
Non-GAAP EBITDA and Adjusted EBITDA	2022	2021	2022	2021
Net loss (GAAP)	$(56,610)	$(22,877)	$(83,772)	$(6,333)
Non-GAAP adjustments:
Interest income	(1,715)	(22)	(2,837)	(129)
Provision for income taxes	141	15,988	504	14,992
Depreciation and amortization	5,978	5,767	23,514	21,628
EBITDA (non-GAAP)	(52,206)	(1,144)	(62,591)	30,158
Stock-based compensation	3,098	2,396	12,283	10,943
Change in fair value of earnout liability	(13,687)	(1,727)	(15,386)	(11,596)
Loss on disposal of intangible asset	52,161	—	52,161	—
Adjusted EBITDA (non-GAAP)	$(10,634)	$(475)	$(13,533)	$29,505

	Three months ended December 31,
	Net Loss		Diluted EPS
Non-GAAP Adjusted Net Loss and Diluted EPS	2022	2021	2022	2021
Financial Results (GAAP)	$(56,610)	$(22,877)	$(2.47)	$(1.01)
Non-GAAP adjustments:
Amortization of intangibles	2,022	2,153
Stock-based compensation	3,098	2,396
Change in fair value of earnout liability	(13,687)	(1,727)
Loss on disposal of intangible asset	52,161	—
Income tax impact of adjustments (1)	—	—
Adjusted	$(13,016)	$(20,055)	$(0.57)	$(0.88)

	Twelve months ended December 31,
	Net Income (Loss)		Diluted EPS
Non-GAAP Adjusted Net Income (Loss) and Diluted EPS	2022	2021	2022	2021
Financial Results (GAAP)	$(83,772)	$(6,333)	$(3.67)	$(0.28)
Non-GAAP adjustments:
Amortization of intangibles	8,469	8,775
Stock-based compensation	12,283	10,943
Change in fair value of earnout liability	(15,386)	(11,596)
Loss on disposal of intangible asset	52,161	—
Income tax impact of adjustments (1)	—	—
Adjusted	$(26,245)	$1,789	$(1.15)	$0.08

(1) Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 0% for 2022 and 2021, which is due to the recording of a valuation allowance.

	Three months ended December 31,		Twelve months ended December 31,
Non-GAAP constant currency revenue	2022	2021	2022	2021
Business-to-business domestic sales	$27,190	$10,277	$86,049	$91,371
Business-to-business international sales	20,703	20,083	101,163	79,460
Direct-to-consumer domestic sales	25,291	33,011	133,337	140,899
Direct-to-consumer domestic rentals	14,907	13,032	56,692	46,273
Total revenue (GAAP)	88,091	76,403	377,241	358,003
Hedging gains	784	414	1,990	62
Total revenue, excluding hedging effect (non-GAAP)	87,307	75,989	375,251	357,941
Exchange rate impact	2,111	331	7,279	(2,524)
Constant currency revenues (non-GAAP)	$89,418	$76,320	$382,530	$355,417

Revenue growth (GAAP)	15.3%		5.4%
Constant currency revenue growth (non-GAAP)	17.7%		6.9%